EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (the "Agreement") is made as of this 2nd day of June, 1999, by and between Bio Clinic Management Company (the "Target"), a Florida corporation, and SFBC International, Inc. (the "Surviving Corporation"), a Delaware corporation (collectively the "Parties") .

         WHEREAS, the respective board of directors of the Parties deem it advisable and the directors of the Target recommend to its sole shareholder that the Target be merged with and into the Surviving Corporation under the laws of Delaware and Florida in the manner provided therefor pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL") and Section 607.1107 of the Florida Business Corporation Act;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Parties have agreed, and do hereby agree, that the Target shall merge into the Surviving Corporation upon the terms and conditions below stated.

         1. ADOPTION OF AGREEMENT. The directors and sole shareholder of the Target by unanimous written consent on June 2, 1999 approved this Agreement. The directors of the Surviving Corporation have adopted and approved this Agreement by unanimous written consent on June 2, 1999.

         2. AGREEMENT TO MERGE. The Parties hereby agree that the Target shall be merged with and into the Surviving Corporation and the Target's existence shall cease on the Effective Date, as defined below.

         3. EFFECTIVE DATE. The merger of the undersigned corporations shall become effective upon the filing of the Articles of Merger with the Florida Secretary of State (the "Effective Date").

         4. AGREEMENT. The executed Agreement is on file at the principal place of business of the Surviving Corporation located at 11190 Biscayne Blvd., N. Miami, FL 33181.

         5. MANNER AND BASIS FOR CONVERSION OF SHARES. The manner and basis of converting the shares of common stock of the Target into shares of the Surviving Corporation shall be as follows:

         (a) Seven-Hundred Seventy shares of the Target's common stock held by Mr. Arnold Hantman, the Target's sole shareholder, constituting all of the shares outstanding on the Effective Date, shall be converted into 700,000 shares of common stock of the Surviving Corporation;

         (b) Upon tender of the certificates evidencing ownership of 770 shares of the outstanding common stock of the Target, the Surviving Corporation shall deliver 700,000 shares of fully paid and non-assessable common stock of the Surviving Corporation to Mr. Hantman.



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         9. CERTIFICATION OF BOARD APPROVAL. The undersigned secretary of the
Target hereby certifies that the board of directors of the Target adopted the Agreement by unanimous written consent as of June 2, 1999. The undersigned secretary of the Surviving Corporation hereby certifies that the board of directors of the Surviving Corporation adopted and approved the Agreement by unanimous written consent as of June 2, 1999 pursuant to Section 251(f) of the DGCL, and that no shares of stock of the Surviving Corporation were outstanding prior to the adoption of the Agreement.

         10. SHAREHOLDER APPROVAL. The undersigned secretary of the Target hereby certifies that the sole shareholder approved the Agreement on June 2, 1999.

         WE, THE UNDERSIGNED, HEREBY ACKNOWLEDGE that we have read the foregoing Agreement and Plan of Merger and affirm and acknowledge under penalty of perjury that the instrument is the act and deed of the corporation, and that all facts contained herein are true and correct.

                            BIO CLINIC MANAGEMENT COMPANY, a Florida corporation

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                       By:  Arnold Hantman, President

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                       By:  Arnold Hantman, Secretary

                            SFBC INTERNATIONAL, INC., a Delaware corporation

                            ----------------------------------------------------
                       By: Arnold Hantman, Chief Executive Officer

                            ----------------------------------------------------
                       By:  Lisa Krinsky, M.D., Secretary